UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material under §240.14a-12

TIVITY HEALTH, INC.

(Name of registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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701 Cool Springs Blvd

Franklin, Tennessee 37067

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

This Supplement relates to the proxy statement of Tivity Health, Inc. (the “Company”), dated April 7, 2020 (the “Proxy Statement”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders to be held on Thursday, May 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 11, 2020.

NOTICE OF CHANGE OF LOCATION

OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 21, 2020

Stockholders of Tivity Health, Inc.:

Due to the public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of the Company’s stockholders, employees and their families, notice is hereby given that the location of the Company’s Annual Meeting of Stockholders, to be held on Thursday, May 21, 2020, at 8:30 a.m., Central time, has been changed to a virtual-only format, and will not be held at a physical location (“Virtual Annual Meeting”).

Stockholders as of the close of business on March 23, 2020, the record date, are entitled to participate in and vote at the Virtual Annual Meeting. To attend and participate in the Virtual Annual Meeting, stockholders should go to www.issuerdirect.com/virtual-event/tvty and enter their 16-digit control number provided in the proxy card, notice or voting instruction form. We recommend that stockholders log in to this website in advance of the Virtual Annual Meeting’s start time. Stockholders may vote, view the list of stockholders as of the record date, and submit questions during the Virtual Annual Meeting.

Whether or not you plan to attend the Virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting and may continue to be used to vote your shares in connection with the Virtual Annual Meeting.

By Order of the Board of Directors,

Mary S. Flipse

Chief Legal and Administrative Officer and Corporate Secretary

May 11, 2020

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

ADDITIONAL INFORMATION

Proxy Submission

In the Notice of Annual Meeting of Stockholders included in the version of the Proxy Statement filed with the Securities and Exchange Commission, the last sentence of such Notice was inadvertently truncated and is hereby amended and restated in its entirety as follows: “If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.”

Dissolution of Strategic Review Committee

On April 16, 2020, the Board of Directors (the “Board”) of the Company dissolved the Strategic Review Committee of the Board.

THIS SUPPLEMENT AND THE FOLLOWING PRESS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Investor Relations Contact:Media Relations Contact:

Bob East, WestwickeJill Meyer, Tivity Health

(443) 213-0500Jill.Meyer@TivityHealth.com

Tivity@Westwicke.com

Tivity Health Announces 2020 Annual Meeting

of Stockholders Will Be Held as a Virtual Meeting

NASHVILLE, Tenn., May 11, 2020 -- Tivity Health, Inc. (Nasdaq: TVTY), a leading provider of nutrition, fitness and social engagement solutions, announced today that, due to the public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of the Company’s stockholders, employees and their families, the Company will change the format of its Annual Meeting of Stockholders (“Annual Meeting”) from in-person to a virtual-only format. As previously announced, the Annual Meeting will be held on Thursday, May 21, 2020, at 8:30 a.m., CDT.

Stockholders as of the close of business on March 23, 2020, the record date, are entitled to participate in and vote at the virtual Annual Meeting. To attend and participate in the virtual Annual Meeting, stockholders should go to https://www.issuerdirect.com/virtual-event/tvty and enter their 16-digit control number provided in the proxy card, notice or voting instruction form. It is recommended that stockholders log in to this website in advance of the virtual Annual Meeting’s start time. Stockholders may vote, view the list of stockholders as of the record date and submit questions during the virtual Annual Meeting.

About Tivity Health, Inc.

Tivity Health® (Nasdaq: TVTY) is a leading provider of healthy life-changing solutions, including SilverSneakers®, Nutrisystem®, Prime® Fitness, Wisely Well™, South Beach Diet® and WholeHealth Living®. We are actively addressing the social determinants of health, defined as the conditions in which we work, live and play. From improving health outcomes to reversing the narrative on inactivity, food insecurity, social isolation and loneliness, we are making a difference and are transforming the way we do health. Learn more at TivityHealth.com.